EXHIBIT 10.27

                            ADDENDUM #16 TO CONTRACT
                     CITY MARKET STORE EQUIPMENT MAINTENANCE



                                       For


                                  KING SOOPERS
                                    65 Tejon
                                Denver, CO 80223


                                    JULY 2001


                             C O N F I D E N T I A L

                                [LOGO]
                                OneSource
                                     Techologies, Inc.
                              7419 East Helm Drive
                              Scottsdale, AZ 85260





PHOENIX                            DENVER                          LAS VEGAS
RENO                            ALBUQUERQUE                     SALT LAKE CITY
SACREMENTO                         TUCSON





                 (C) Copyright 1998 OneSource Technologies, Inc.
                              All rights reserved.

Terms and conditions of this addendum are specified below and apply only to this addendum. All other original contract terms remain as originally stated.

=============================================================================
Scope of Work - OneSource Strategy
=============================================================================


SERVICE FEE
The total estimated annual service fee is $270,000 as described in the "Financial Bid" section. In this regard it is assumed that:

o The equipment counts estimated by OneSource are accurate and complete within ten (10) percent.
o    All equipment items are in satisfactory and proper working condition.

At commencement of the contract OneSource representatives will inspect each machine at all locations during the initial 60 days of the contract period and will perform any repair work required to bring equipment into good working order. There is no labor charge for this inspection, but any parts required will be billed to City Markets/King Soopers. Details will be provided on a store-by-store basis showing parts details necessary for these repairs. City Markets/King Soopers will have the option of declining the repair and hence removing the item from coverage. NOTE: During this initial inspection, OneSource reserves the right to exclude items that 1) have not been properly installed according to the manufacturer's instructions or 2) are in extremely poor condition due to negligence or abuse or 3) if equipment was not used for intended purpose. Fees for any items that are removed from coverage in this way will be credited to City Markets/King Soopers's account. In the event that such items are found, OneSource may offer to bring the equipment up to factory specifications. In performing such upgrading services, labor and parts will be billable.

COMMENCEMENT DATE
The program will commence following receipt of the initial fee. Not withstanding the foregoing, a project of this magnitude will require a great deal of Service Provider - City Markets/King Soopers planning and scheduling prior to implementation. Accordingly, OneSource will meet in advance of contract execution to formulate the startup and roll out of the program.

OneSource will work with City Markets/King Soopers in order to facilitate the quickest start up possible.

The proposed contract flat-rate fee includes on-site service for all equipment at all locations included in and summarized in the Financial Bid hereto. As specified, this fee includes:

o    Preventative maintenance examinations of equipment items;
o    All labor and replacement parts;
o    Transportation and related technician travel costs to and from the site.

CONSUMABLE ITEMS
The contract fee does not include consumable (supply) items. These items will be billed separately. Manufacturers' service and repair manuals describe the items that are "consumed" through normal usage. OneSource follows manufacturer guidelines as to distinguishing parts from consumable supply items. "Consumable parts (supplies) are those which wear out and/or require periodic replacement as a result of day-to-day use, wear and tear". (See Exhibit A for examples of representative "consumable part and supply" items.) Freight and handling charges will be billed for delivering consumable supplies, if any, to various locations.

CUSTOMER SERVICE PROGRAMS, COVERAGE, RESPONSE TIMES & SERVICE HOURS
OneSource recognizes there are as many service preferences as there are users. Accordingly OneSource will structure service programs flexibly, creatively and precisely to the requirements and budgets of City Markets/King Soopers. Service programs can include depot or on-site service or a combination thereof as well as help desk support and training.


                 (C) Copyright 1998 OneSource Technologies, Inc.
                              All rights reserved.

Reporting,   coverage  and  response   times  will  be  tailored  to  meet  City
Markets/King  Soopers  specific   requirements.   Generally  these  requirements
correlate to the following response modes:

Equipment Items

Upon receipt of call and problem diagnosis -:

a) recognition of receipt of service calls within one (1) hour. Technician will inform City Markets/King Soopers personnel of the receipt of call and scheduled ETA; and,

b) dispatch of technician to site within time specifications based on zones. Zone 1 will be a five business hour response, zone 2 will be a seven business hour response, and zone 3 will be a ten business hour response. Each location has a specified zone as listed in the Financial Bid section; and,

c) after completion of the call and prior to leaving the site, technician will contact City Markets/King Soopers personnel to inform of completion of the call.

OneSource service hours for City Markets/King Soopers will be 9:00 AM to 6:00 PM Mountain Time six (6) days per week (Monday through Saturday) or such other schedule that OneSource and City Markets/King Soopers mutually agree.

OneSource will service equipment that causes an "emergency," i.e. the pharmacy is completely down, over one third of the lanes are inoperable, etc. These situations will be taken on a case-by-case basis as discussed between OneSource Dispatch and the Help Desk. The emergency service hours are available seven days per week, 24 hours per day. NOTE: There will be no additional charges for these "emergency" type calls.

LOANER EQUIPMENT
In the event a machine is removed from City Markets/King Soopers premises for shop reconditioning or repair, OneSource will provide City Markets/King Soopers with a loaner machine.

BILLING
One invoice will be payable in monthly installments consisting of 1/12 of the scheduled annual fee. Monthly fees will be due on the first day of each month. For example, if the service period is for the month of June, the fee will be due in OneSource's office on June 1. It shall be OneSource's responsibility to ensure that City Markets/King Soopers receives the invoice approximately 35 days in advance of the due date.

SURPLUS EQUIPMENT
This Agreement covers equipment currently in use in City Markets/King Soopers store locations. Coverage does not extend to equipment stored or currently out of service. Reconditioning or servicing such equipment will be performed on a Time and Materials basis.


Financial Bid
===============================================================================

As stipulated in the SCOPE of WORK section the accompanying fees include all costs incurred in delivering the equipment service on a Flat-Rate Blanket basis. There are no other "billables" except for Acts of God as defined in the Scope of Work. Following are the anticipated fees for this important assignment:

GLOBAL FEES:
All City Markets/King Soopers Locations Listed (6 Days per week) $ 270,000


                 (C) Copyright 1998 OneSource Technologies, Inc.
                              All rights reserved.

NOTE: The global fees shown above represent fees for equipment counts listed in the "Equipment Covered" section shown which follows. Further most of the department equipment was also omitted from the inventories and accordingly is not included in the above fees. This equipment includes scales (i.e. Deli, Meat, and Bakery Depts.) and front-end POS equipment (i.e. base units, flat-screen monitors, cash drawers, etc.).

LOCATIONS

Store                                                             Store
#       Address                 City            State   ZONE      #       Address                 City            State   ZONE
-------------------------------------------------------------     -------------------------------------------------------------
1    2770  Highway 50 South    Grand          CO       1          25   Coronado Plaza Shopping   Grand          CO       1
                               Junction                                Center                    Junction
-------------------------------------------------------------     -------------------------------------------------------------
2    US Highway 666 and        Shiprock       NM       3          26   0260 Beaver Creek Pl      Avon           CO       2
     New Mexico Highway 504
-------------------------------------------------------------     -------------------------------------------------------------
3    128 S Townsend            Montrose       CO       1          28   0071 Siperelle Dr         Parachute      CO       1
-------------------------------------------------------------     -------------------------------------------------------------
4    122 Gunnison River Dr     Delta          CO       1          29   215 6th St                Hotchkiss      CO       2
-------------------------------------------------------------     -------------------------------------------------------------
5    1410 S Grand Ave          Glenwood       CO       1          30   400 N Parkway             Breckenridge   CO       2
                               Springs
------------------------------------------------------------      -------------------------------------------------------------
6    Town Plaza Shopping       Durango        CO       3          31   777 Gold Hill Pl          Woodland Park  CO       1
     Center
-------------------------------------------------------------     -------------------------------------------------------------
7    1320 Railroad Ave         Rifle          CO       1          32   200  Rood Ave             Grand          CO       1
                                                                                                 Junction
-------------------------------------------------------------     -------------------------------------------------------------
8    508 E Main St             Cortez         CO       3          33   19250 Highway 82          El Jebel       CO       1
-------------------------------------------------------------     -------------------------------------------------------------
9    1909 N 1st St             Grand          CO       1          34   0103 Market St            Eagle          CO       2
                               Junction
-------------------------------------------------------------     -------------------------------------------------------------
10   425 S Main                Moab           UT       2          35   1051 Highway 133          Carbondale     CO       1
-------------------------------------------------------------     -------------------------------------------------------------
12   602 Higley Blvd           Rawlins        WY       3          36   300 Park Ave              Kremmling      CO       3
-------------------------------------------------------------     -------------------------------------------------------------
13   135 S Plum                Fruita         CO       1          38   755 San Juan St           Pagosa         CO       3
                                                                                                 Springs
-------------------------------------------------------------     -------------------------------------------------------------
14   1825 Central park Plaza   Steamboat      CO       3          40   16400 S Townsend          Montrose       CO       1
                               Springs
-------------------------------------------------------------     -------------------------------------------------------------
15   505 W Victory Way         Craig          CO       2          41   850 Castle Valley Blvd    New Castle     CO       1
-------------------------------------------------------------     -------------------------------------------------------------
16   711 E Cooper St           Aspen          CO       2          42   2109 N Frontage Rd West   Vail           CO       2
-------------------------------------------------------------     -------------------------------------------------------------
17   1703 Fremont              Canon City     CO       1          45   63 N Pagosa Blvd          Pagosa         CO       3
                                                                                                 Springs
-------------------------------------------------------------     -------------------------------------------------------------
18   Eastgate Shopping Center  Grand          CO       1          71   604 Higley Blvd           Rawlins        WY       3
                               Junction
-------------------------------------------------------------     -------------------------------------------------------------
19   880  N  Main  St          Gunnison       CO       2          80   105 W Main                Grand          CO       1
                                                                                                 Junction
-------------------------------------------------------------     -------------------------------------------------------------
20   300 US Highway 6          Dillon         CO       2          82   425 Patterson Rd          Grand          CO       1
                                                                                                 Junction
-------------------------------------------------------------     -------------------------------------------------------------
21   3130 Main Ave             Durango        CO       3          240  1530 O'Dell Rd            Montrose       CO       1
-------------------------------------------------------------     -------------------------------------------------------------
22   131 Market St             Alamosa        CO       3
-------------------------------------------------------------

Pricing under the Flat-Rate Blanket Maintenance System is not calculated solely on a device level basis as is done in traditional service programs. Fees are determined on a global basis considering such factors as a) number of locations,
b) territory expanse, c) geography dispersion, d) equipment counts and concentration, e) field service staffing, f) logistics and other matters related to the engagement. Once the many factors are established device level figures are blended to arrive at a "flat rate by location".

Fee totals are distributed by store totals based on estimated store counts. The "per store" fees that follow were determined according to the quantities of each based on calculations made by OneSource and City Markets/King Soopers input.

          -----------------------------------------------------------
                CITY MARKETS/KING SOOPERS "PER STORE" CALCULATOR
          -----------------------------------------------------------
                              Total fees: $270,000
          -----------------------------------------------------------
                          Annual Fees per store: $6,750
          -----------------------------------------------------------
                         Monthly Fee per store: $562.50
          -----------------------------------------------------------


                 (C) Copyright 1998 OneSource Technologies, Inc.
                              All rights reserved.

                     All store counts are based on estimated
                 equipment counts dispersed throughout 40 stores


Notwithstanding  the  foregoing,   however,  the  following  considerations  are
pertinent:

1. Fees are based on equipment counts estimated by OneSource. In the event that actual inventories deviate by more than ten (10%) percent, OneSource reserves the right to adjust fees accordingly. City Markets/King Soopers will participate in the mutual agreement of any revised fees, if any.

2. As is usually the case, there are many more equipment types found during actual inventories than most retail grocery chains realize. Therefore, including these additional equipment items will permit City Markets/King Soopers to realize increased cost savings by engaging a single-source service provider for all in-store equipment. This can be accomplished via addendum following contract initiation. Detailed inventories can then be completed for all locations and fees adjusted accordingly.

3. In the event that existing stores are closed or new stores are opened, the appropriate adjustment in fees will be made on a "per store" basis.

EQUIPMENT COVERED
(9:00 AM - 6:00 PM, Monday through Saturday unless otherwise stipulated)

Printers - IBM, Okidata, Lexmark, HP, Epson (Except for printers connected to front-end controllers)
PCs -- All makes and models of desktops (ONLY)
Monitors -- All makes and models (when attached to a desktop computer ONLY) Facsimile
Machines - All makes and models
Encoders - All makes and models (Vericash systems excluded) Check readers - All attached to each lane
Mag strip reader - Omni 490s
Terminals - NCR, AT&T, IBM and any other terminals that are equivalent to Wyse terminals in use at King Soopers
UPS - All models (No batteries included)
Scanner/Scales - All PSC scanner/scales
* Assumed equipment is uniformly disbursed throughout each store.


AGREEMENTS
==============================================================================

1.   Limitation of Coverage
The coverage provided under this Agreement does not include coverage for the following:

     A. Replacement of consumable or supply items - The cost and installation of consumable parts, supplies, and supply items with exception of those items set forth in the Financial Bid section. Consumable parts and supplies are defined to be those parts and/or supplies that wear out, are consumed and/or require periodic replacement as the result of day-to-day use, wear and tear. Any part, module, component assembly, cartridge, or unit designed by the manufacturer to be replaced by the operator is considered a supply item.

     B. Exterior parts - Replacement of consumable items, exterior covers, brackets, supports, cassettes, trays, door panels, or hinges.

     C. Negligence, Misuse or Equipment Alteration - Damage to equipment or parts arising out of operator misuse, abuse, or negligence and alterations or modifications of equipment outside of the manufacturer's design specifications.

     D. External Causes - Damage to equipment or parts arising out of external causes including but not limited to fire, water, theft, vandalism, acts of war or civil insurrection or acts of God.

                 (C) Copyright 1998 OneSource Technologies, Inc.
                              All rights reserved.

     E. Technology and Obsolescence - OneSource will not be responsible for repairs of equipment where there is a lack of availability of parts due to equipment age, technology changes, unavailability from the manufacturer and/or lack of a consistent supply from a third party source, or any factors beyond the control of OneSource. If it is determined that parts or supplies for equipment under contract are no longer available to OneSource, Client will be notified and adjustments made to the equipment inventory and pricing effective for the next billing cycle.

     F. Equipment Deemed Unrepairable - Equipment may be deemed unrepairable if the repair cost (time and materials) exceeds fifty (50%) percent of the cost for a new equivalent piece of equipment. OneSource may, at its sole option, decide to replace unrepairable equipment with equal utilitarian equipment.

     G. Year 2000 Compliance - OneSource shall not be responsible for repair of equipment or replacement of parts for equipment owned by Client or which is affected by other equipment owned by Client which does not include design or performance capabilities that permit it to function normally after the year 2000.


2.  Termination of Agreement -

     A.   Termination for Default

          1) Client may terminate this Agreement, in whole or in part, in the event OneSource:

               a) Fails to achieve minimum performance standards as described in the Scope of Work section, or

               b)   Breaches any other term or condition of this Agreement.

               c) Upon the happening of any event or condition which may, in Client's good faith judgment, impair OneSource's ability to perform hereunder. Client may demand, in writing, adequate assurance of OneSource's ability to continue performance of this Agreement. Except as otherwise provided herein, OneSource shall have thirty (30) days from receipt of a notice specifying the breach to cure its default. If such default is not cured within the applicable cure period, Client may by written notice terminate this Agreement.

          2) OneSource may terminate this Agreement for Client's default by notifying Client in writing, of OneSource's intent to terminate and include reason(s) for termination. Failure by Client to cure such Default within thirty (30) days of the date of receipt by Client of the written notice shall result in automatic termination of this Agreement.

     B. Client shall be entitled to a refund of the maintenance fee based upon the percentage of the completion of the work as of the time such termination is effective.

     C. The termination of this Agreement pursuant to this Section A (1)(a) and/or (b) shall not affect or impair any rights, obligations or liabilities of either party hereto, which accrues prior to such termination.

     D. Client or OneSource may terminate this Agreement immediately due to significant changes in products offering and/or changes in federal, state or local laws, rules or regulations which would make the products invalid or illegal.

                 No other changes are being made at this time.

Executed this  31st        day of    July           2001.
              --------        ---------------------

ONESOURCE TECHNOLOGIES, INC.          DILLON COMPANIES

/s/Jerry Washburn                       /s/ J. Scott Sanders
----------------------------------    ----------------------------------
By                                    By and on behalf of its
                                        King Soopers Inc. Division
    Jerry Washburn/                     J. Scott Sanders
----------------------------------    -----------------------------------
Printed Name and Title                Printed Name and Title
                                        Director of Retail I.S.

                 (C) Copyright 1998 OneSource Technologies, Inc.
                              All rights reserved.